SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                  CURRENT REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): September 17, 1998
                        Commission File Number: 0-25386


                               FX ENERGY, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0504461
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     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



           3006 HIGHLAND DRIVE
                SUITE 206
           SALT LAKE CITY, UTAH                       84106
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     (Address of Principal Executive                (Zip Code)
                 Offices)


              Registrant's Telephone Number, including Area Code:
              ----------------------------------------------------
                               (801) 486-5555



                                    N/A
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     (Former name, former address, and formal fiscal year, if changed since last report)

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                             ITEM 5.  OTHER EVENTS

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FX Energy, Inc., announced on September 17, 1998, that operations had begun on the Czernic 277-2, the second well of a seven well exploration program in the Company's Lublin project area in eastern Poland. Commencement of operations on the first Lublin location, the Poniatova 317-1, was announced last week.

The Czernic 277-2 is planned to test both Carboniferous and Devonian formations and reach a total depth of approximately 3,000 meters. The well will be drilled by Wolomin Drilling, a Polish drilling contractor and will be operated by Apache
Corp.   FX Energy, Apache and the Polish Oil and Gas Company will each own a one-third interest in the well.

The first two well locations were selected following a 2,200 kilometer seismic acquisition program and analysis of over 2,000 kilometers of existing seismic data. Multiple leads, or potential drilling targets, have been identified from this program.

FX and Apache also have a three well exploration program planned in the Carpathian region of southern Poland.


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                                   SIGNATURES

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      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  September 17, 1998         FX ENERGY, INC.



                                   By: /s/ Scott J. Duncan, Vice President